UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 6, 2010

SECUREALERT, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 0-23153

Utah	87-0543981
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

150 West Civic Center Drive, Suite 400, Sandy, Utah 84070
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 451-6141

_____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On April 12, 2010, the Registrant filed this Current Report on Form 8-K (the “Current Report”) to report that effective March 31, 2010, SecureAlert, Inc., a Utah corporation formerly known as RemoteMDx, Inc. (the “Company”), entered into an Amended Stock Purchase Agreement (the “Amendment Agreement”) with David M. Rothbart, a Mississippi resident (“Seller”).

This amendment on Form 8-K/A is filed for the purpose of furnishing a copy of the Amendment Agreement as an Exhibit (10.1) to the Current Report.

Pursuant to the Amendment Agreement, the Company exercised its option to purchase the remaining 49% of the capital stock (the “Remaining Shares”) owned by Seller in Court Programs, Inc., a Mississippi corporation, Court Programs of Florida, Inc., and Court Programs of Northern Florida, Inc., both Florida corporations (collectively, the “CP Entities”).

Seller originally entered into a Stock Purchase Agreement with the Company effective December 1, 2007 (the “Original Agreement”), pursuant to which the Company acquired from Seller 51% of the issued and outstanding capital stock of the CP Entities.  As part of the Original Agreement, Seller granted to the Company the option to acquire the Remaining Shares.

Accordingly, pursuant to the Amendment Agreement, the Company now owns all of the issued and outstanding shares of equity or capital stock of the CP Entities.

The CP Entities are engaged in providing parole and probation monitoring equipment and services in the states of Florida and Mississippi.  The CP Entities lease some of their products from the Company.

Since the date of the Original Agreement, Seller (David Rothbart) has been serving as the President, and as a director of, each of the CP Entities.

The fair market value of the consideration received by Seller under the Amendment Agreement is approximately $784,000, consisting of $100,000 cash paid at closing; $200,000 in cash payable in four equal installments of $50,000 each on July 15, 2010, October 15, 2010, January 15, 2011, and April 15, 2011, together with interest on any unpaid amounts at 8% per annum; and 621 shares of the Company’s Series D Convertible Preferred Stock.  Each share of Series D Convertible Preferred Stock of the Company is convertible into 6,000 shares of Common Stock of the Company.

The Amendment Agreement further provides that:

•
the Company and Seller (David Rothbart) will enter into a three-year management agreement, pursuant to which the Company agrees to pay Seller $100,000 per year.  David Rothbart will assume the title of Vice President, New Business Development and Legislative Relations of the Company, and will be provided a car for business use, and reimbursement of all vehicle business expenses.

•
if the Company chooses to divest its ownership interest in, or substantially all of the assets of, any of the CP Entities, Seller shall have the right of first refusal to purchase up to 100% of such interest or assets at the then current market value.

•	David Rothbart will be subject to covenants not to compete with the Company during the term of his agreement, and for two years following termination of his agreement.

The foregoing description of the Amendment Agreement is not complete and is qualified in its entirety by reference to the Amendment Agreement, a copy of which is furnished with this amended Current Report on Form 8-K/A as Exhibit 10.1.

Item 3.02             Unregistered Sales of Equity Securities.

As described in Item 1.01, in connection with the Amendment Agreement the Company will issue to the Seller 621 shares of the Company’s Series D Convertible Preferred Stock (the “Preferred Shares”), as partial consideration for the Remaining Shares.  The Company believes that the issuance of the Preferred Shares is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 (the “Act”) pursuant to Section 4(2) of the Act, and in reliance on the exemption from registration provided by Rule 506 under the Act.  The Preferred Shares will be issued directly by the Company and do not involve a public offering or general solicitation.  Seller, as the sole recipient of the Preferred Shares, received or had effective access to files and records of the Company that contained the relevant information needed to make his investment decision, including the Company’s financial statements and periodic reports filed with the Commission.  The Company has reasonable belief that Seller has such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of an acquisition of the Preferred Shares.

Item 7.01.            Regulation FD Disclosure.

On April 12, 2010, the Company issued a press release announcing the Amendment Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 to this Report.

In accordance with General Instruction B.2 of Form 8-K, the information in this section of this Report shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01             Financial Statements and Exhibits.

(d)	Exhibits

10.1 Amended Stock Purchase Agreement, dated effective March 1, 2010 (filed herewith).
99.1 Press Release issued by the Company on April 12, 2010 (previously filed).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECUREALERT, INC.

By: /s/ Chad D. Olsen
Chad D. Olsen, Chief Financial Officer

Date: May 14, 2010